Exhibit 99.1
SENIOR SECURED REVOLVING CREDIT AND TERM LOAN
Summary of Terms and Conditions
January 9, 2006

I.	Parties

	Borrower:	United Air Lines, Inc. (the “Borrower”). References herein to the Borrower, UAL (as defined below) and their respective subsidiaries shall, where applicable, include references to such entities as reorganized pursuant to chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).

	Parent Guarantor:	UAL Corporation (“UAL”) shall irrevocably and unconditionally guarantee the obligations of the Borrower under the below described facility (the “Parent Guarantee”).

	Subsidiary Guarantors:	The direct and indirect domestic subsidiaries of UAL (other than the Borrower and certain Immaterial Subsidiaries (as defined in the Loan Agreement (as defined below)) to be mutually agreed) shall irrevocably and unconditionally guarantee the obligations of the Borrower under the below described facility (the “Subsidiary Guarantee”) (such subsidiary guarantors may be referred to as the “Subsidiary Guarantors” and, collectively with the Borrower and UAL, may be referred to as the “Obligors”).

	Joint Lead Arrangers and Joint Bookrunners:	J.P. Morgan Securities Inc. (“JPMSI”) and Citicorp Global Markets Inc. (“CGMI” and, together with JPMSI, in such capacity, the “Lead Arrangers”).

	Co-Administrative Agents:	JPMorgan Chase Bank, N.A. (“JPMCB”) and Citicorp USA, Inc. (“CITI” and, together with JPMCB, collectively the “Administrative Agent”). The Administrative Agent will have the duties and responsibilities set forth in the Loan Agreement and the acts of the Administrative Agent shall bind all of the Lenders.

	Co-Collateral Agents:	JPMCB and CITI (collectively, the “Collateral Agent”). The Collateral Agent will have the duties and responsibilities set forth in the Loan Agreement and related collateral documents, and the acts of the Collateral Agent
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shall bind all of the Lenders.

	Syndication Agent:	General Electric Capital Corporation (“GECC”, in such capacity the “Syndication Agent”).

	Paying Agent:	JPMCB (in such capacity, the “Paying Agent”).

	Lenders:	A syndicate of banks, financial institutions and other entities, including JPMCB, CITI and GECC, arranged by the Lead Arrangers in consultation with the Borrower (i) to make the revolving loans under the Revolving Facility (as defined below) and to participate in the Letters of Credit (as defined below) (such lenders, the “Revolving Lenders”) and (ii) to make the Tranche B Term Loan (as defined below) (such lenders, the “Tranche B Lenders”; and together with the Revolving Lenders, collectively, the “Lenders”).

II.	Loan Facility

	Commitment:	A total commitment of up to $3.0 billion (the “Commitment”) comprised of two separate tranches as follows: (i) Tranche A shall be a revolving commitment of up to $300 million (the “Revolving Facility”; loans under such facility, the “Tranche A Loans”) available for Tranche A Loans and for standby letters of credit to be issued in the ordinary course of business of the Borrower or a Guarantor (the “Letters of Credit”) and (ii) Tranche B shall be (A) a term loan commitment of up to $2.35 billion available at the time of closing and (B) additional term loan commitments of up to $350 million available upon (i) the Borrower’s acquiring unencumbered title to some or all of the airframes and engines that are currently subject to the Borrower’s 1997 EETC transaction and (ii) the satisfaction or waiver of the conditions applicable to the additional extensions of credit (collectively, the “Tranche B Term Loan”; and together with Tranche A Loan, the “Loans”).

	Letters of Credit:	Letters of Credit shall be issued for the account of the Borrower by JPMCB or CITI (or any of their banking affiliates) or such other Lenders (which other Lenders shall be reasonably satisfactory to the Administrative Agent and the Borrower) as may agree with the Company to act in such capacity (in such capacity, the “Issuing Lenders”). No Letter of Credit shall have an expiration date after the Final Maturity Date (as hereinafter defined).
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Drawings under any Letter of Credit shall be reimbursed by the Borrower (whether with its own funds or with the proceeds of Tranche A Loans under the Revolving Facility) not later than the first business day following the date of draw. To the extent that the Borrower does not so reimburse the Issuing Lender, the Revolving Lenders under the Revolving Facility shall be irrevocably and unconditionally obligated to reimburse the Issuing Lender on a pro rata basis.

If the Termination Date (as hereinafter defined) occurs prior to the expiration of any Letter of Credit, each outstanding Letter of Credit shall be returned to the Issuing Lender undrawn and marked “canceled” on or prior to the Termination Date, or, to the extent that the Borrower is unable to return any of the Letters of Credit, such Letters of Credit shall be (a) protected by a back-to-back letter of credit that is in an amount equal to 102% of the face amount of such Letters of Credit, in a form that is reasonably satisfactory to the Administrative Agent and the Issuing Lender and issued by a bank that is reasonably satisfactory to the Administrative Agent and the Issuing Lender, or (b) cash collateralized in an amount equal to 102% of the face amount of such Letters of Credit by the deposit of cash in such amount into an account established by the Borrower under the sole and exclusive control of the Paying Agent (the “Letter of Credit Account”), such cash to be promptly remitted to the Borrower upon the expiration or cancellation (or backstop as set forth in clause (a) above) of the related Letter of Credit or other termination or satisfaction of the Borrower’s reimbursement obligations.

Term:	Loans shall be repaid in full, and the Commitment shall terminate, at the earlier of (i) the date that is six (6) years after the Closing Date (“Final Maturity Date”), and (ii) the acceleration of the Loans and the termination of the Commitment in accordance with the Loan Agreement hereinafter referred to (together with the Final Maturity Date, the “Termination Date”).

Purpose:	The proceeds of the Loan shall be used to finance the working capital needs, and for other general corporate purposes, of the Borrower and the other Obligors.

Collateral:	The Obligors shall pledge, and grant security interests on or
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mortgages (or comparable liens) with respect to, substantially all of their now-owned and after-acquired unencumbered real and personal property (tangible and intangible), including, without limitation or duplication, all unencumbered aircraft, spare engines, spare parts inventory, accounts receivable, Pacific and Atlantic routes, certain domestic and international slots, quick engine change kits, certain flight simulators (including, without limitation, the simulators located at the Borrower’s Denver training facility), trademarks, tradenames, inventory, the Borrower’s frequent flyer program and other property (including, without limitation, UAL’s world headquarters in Elk Grove Village, Illinois, and the Borrower’s Denver training facility), plant and equipment of, and debt and equity investments (including, without limitation, the stock of the Borrower and other direct and indirect subsidiaries of UAL, provided that a pledge of any first tier foreign subsidiary shall be limited to 65% of the stock of such first tier foreign subsidiary and that first tier foreign subsidiaries shall not be required to pledge the stock of their subsidiaries) by, the Borrower and the Guarantors, all cash maintained in the Letter of Credit Account and all other deposit accounts and all cash equivalents (subject to certain exclusions to be mutually agreed, including, without limitation, certain trust accounts and petty cash accounts, each such account to be limited to maximum amounts maintained therein to be mutually agreed, and payroll accounts, collectively, the “Collateral”) to the Collateral Agent for the benefit of the Administrative Agent, the Collateral Agent and the Lenders to secure all of the obligations of the Borrower and the Guarantors.

	Documentation:	The financing will be subject to preparation, execution and delivery of documentation, including, without limitation, the revolving credit and term loan agreement (the “Loan Agreement”), appropriate pledge, mortgage and security agreements, instruments evidencing the Parent Guarantee and the Subsidiary Guarantee and deposit account control agreements, all in form and substance acceptable to the Administrative Agent, the Lenders, the Borrower and UAL, all of which documentation shall contain conditions precedent, representations and warranties, covenants, events of default and other provisions as set forth in the Loan Agreement and related documents.

III.	Certain Payment Provisions
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Fees:	As set forth in a separate Fee Letter.

Commitment Fee:	1/2 of 1% per annum on the average unused amount of the Commitment with respect to the Revolving Facility (with the issuance of Letters of Credit being treated as usage of the Commitment with respect to the Revolving Facility), payable quarterly in arrears during the term of the facility.

Nature of Fees:	Non-refundable upon payment under all circumstances.

Letter of Credit Fees:	4.50% per annum on the outstanding face amount of each Letter of Credit plus customary fees for fronting, issuance, amendments and processing.

Interest Rate:	JPMCB’s Alternate Base Rate (“ABR”) plus 3.50% in the case of Tranche A Loans and Tranche B Loans or, at the Borrower’s option, LIBOR plus 4.50% in the case of Tranche A Loans and Tranche B Loans for interest periods of 2 weeks, 1, 3, 6, 9 or 12 months; provided that any 2 week, 9 month or 12 month interest period requested by the Borrower must be available to all of the Lenders; interest shall be payable (i) on the last day of the applicable interest period, provided that in the case of a 6, 9 or 12 month interest period, interest shall be payable on each date occurring at 3 month intervals after the first day of such interest period and on the Termination Date, (ii) on the date of any repayment or prepayment of the Loans and (iii) in the case of ABR Loans, quarterly and on the Termination Date.

Default Interest:	Upon the occurrence and during the continuance of any default in the payment of principal, interest or other amounts due under the Loan Agreement (including, without limitation, in respect of Letters of Credit), interest shall be payable on written demand at 2% above the then applicable rate.

Minimum Revolver Borrowings:	$1,000,000 for direct borrowing of ABR Loans and $5,000,000 for direct borrowing of LIBOR Loans, with no more than ten (10) borrowings of LIBOR Loans outstanding at any one time; the Paying Agent must receive one business day’s notice (received by the Agent by 2:00 p.m., New York City time) for ABR Loans and three business days’ notice (received by the Paying Agent by 2:00 p.m., New York City time) for LIBOR Loans,
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provided that same day borrowings of ABR Loans in an aggregate amount up to $20,000,000 will be available if notice is received by the Paying Agent no later than 12:00 noon, New York City time, on such day.

Amortization:	The Tranche B Term Loan shall be repaid in an amount equal to 1% of the original principal amount of the Tranche B Term Loan annually (to be paid in equal semi-annual payments), with the balance of the Tranche B Term Loan due and payable on the Termination Date.

Optional and Mandatory Prepayments:	Amounts may be prepaid in an amount not less than $5,000,000 (and in integral multiples of $1,000,000) without penalty (except for any breakage costs associated with LIBOR Loans) upon (x) at least one (1) business day’s prior notice for ABR Loans (provided that Loans may be prepaid on the same day notice is given if such notice is received by the Administrative Agent by 12:00 noon, New York City time) and (y) three (3) business days’ notice for LIBOR Loans, provided, that if after giving effect to any prepayment of LIBOR Loans there remain LIBOR Loans outstanding, such outstanding LIBOR Loans shall be in an amount in excess of $10,000,000. Optional prepayments without a Commitment reduction will be applied at the direction of the Borrower; optional Commitment reductions will be applied at the direction of the Borrower. Any prepayments shall be made together with accrued interest on the principal amounts prepaid and any and all break funding costs. Further, the Loans shall be prepaid in full together with accrued interest on the principal paid and break funding costs (if any) in the event of a Change in Control (as defined in the Loan Agreement) of the Borrower or UAL. The Borrower will also be required to prepay a portion of (i) the Loans in an amount equal to 100% of the net cash proceeds of certain insurance and condemnation payments with respect to airframes, engines, spare engines and spare parts (subject to reinvestment or replacement of assets, in each case on parameters as set forth in the Loan Agreement), (ii) the Tranche B Term Loans in an amount equal to the first $250 million of the proceeds of any EETC transaction with respect to the 19 aircraft listed by tail number on Schedule 1 attached hereto having a current market value pursuant to an appraisal by SH&E not in excess of $600 million in the aggregate or other similar refinancing transactions to be mutually agreed between the Borrower and the Administrative Agent, (iii)
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the Loans in an amount equal to 50% of the net cash proceeds of certain refinancings referred to under “Negative Covenants” below and (iv) the Loans in an amount equal to any dividend paid from the proceeds from the issuance of additional capital stock or subordinated indebtedness referred to under “Negative Covenants” below. Any such prepayment shall be accompanied by accrued interest thereon and break funding costs (if any). Amounts of Tranche B Term Loans prepaid may not be reborrowed and shall be applied pro rata to the scheduled amortization installments.

IV.	Certain Conditions

	Conditions Precedent of Initial Extension of Credit:	The availability of the Loan shall be conditioned upon satisfaction (or waiver by the Lenders) of, among other things, the following conditions precedent (the date upon which all such conditions precedent shall be satisfied (or waived by the Lenders), the “Closing Date”):

(a) The Borrower shall have executed and delivered satisfactory definitive financing documentation with respect to the Loan (the “Credit Documentation”).

(b) At the time of the initial extension of credit under the Credit Documentation, and after giving effect thereto, the aggregate current market value of the Eligible Collateral (defined below) shall not be less than 165% of the sum of the aggregate outstanding amount of the Loans plus the undrawn amount of outstanding Letters of Credit issued for the account of the Borrower and the unreimbursed amount of drawings under such Letters of Credit.

(c) The Lenders, the Administrative Agent, the Lead Arrangers and the Collateral Agent shall have received all fees required to be paid, and all reasonable out-of-pocket expenses for which invoices have been presented, on or before the Closing Date.

(d) All governmental and third party consents and approvals necessary in connection with the financing contemplated hereby shall have been obtained, be in form and substance reasonably satisfactory to the Administrative Agent, and be in full force and effect.
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(e) The Lenders shall have received (i) audited consolidated financial statements of UAL and the Borrower for the two most recent fiscal years ended prior to the Closing Date as to which such audited financial statements are available and (ii) unaudited interim consolidated financial statements of UAL and the Borrower for each quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.

(f) All corporate and other proceedings, and all material documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby as it shall reasonably request, including but not limited to:
(i) certified copies of board resolutions or other evidence of corporate authorization and approvals and other third party consents referred to above, and certificates with respect to incumbency, signatures, accuracy of representations and warranties in all material respects and absence of defaults and (ii) satisfactory legal opinions from counsel for the Obligors and FAA counsel for the Administrative Agent.

(g) Receipt of UCC and other lien searches (including tax liens and judgments) conducted in the jurisdictions in which the Borrower and the Guarantors are incorporated or such other jurisdictions as the Administrative Agent may reasonably require and in the recording office of the Federal Aviation Administration, reasonably satisfactory to the Administrative Agent (dated as of a date reasonably satisfactory to the Administrative Agent), reflecting the absence of liens and encumbrances on the assets of the Borrower and the Guarantors other than liens and encumbrances as may be mutually agreed.

(h) The Collateral Agent, on behalf of the Lenders, shall have received such mortagee title insurance policies and real property surveys as shall be reasonably satisfactory to the Collateral Agent.

(i) The Borrower and the Guarantors shall have
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granted the Administrative Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors (other than those reports, audits or other internal information that is privileged and would materially adversely effect the Borrower’s or such Guarantor’s ability to defend against any claims brought against it) relating to environmental matters and any third party verification of certain matters relating to compliance with environmental laws and regulations reasonably requested by the Administrative Agent, and the Administrative Agent shall be reasonably satisfied that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and regulations.

(j) No law or regulation shall be applicable in the reasonable judgment of the Administrative Agent or the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

(k) All representations and warranties shall be true and correct in all material respects on and as of the Closing Date.

(l) No Event of Default or event which, with the giving of notice or passage of time or both, would be an Event of Default shall have occurred and be continuing on the Closing Date.

(m) The execution and delivery of mortgages, pledge and security agreements and control agreements in form and substance reasonably satisfactory to the Administrative Agent.

(n) The execution and delivery of a notice of borrowing in the mutually agreed form.

(o) The entry by the Bankruptcy Court for the Northern District of Illinois, Eastern Division (the “Bankruptcy Court”) of an order or orders (collectively, the “Order”) confirming the Plan of Reorganization (collectively, the “Plan”) of each of the Borrower, UAL and their respective affiliates currently in chapter 11 cases under the Bankruptcy Code (collectively, the “Confirmation Order”), and the Plan shall, in a manner
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reasonably satisfactory to the Administrative Agent, contemplate and authorize the Loan Agreement, the transactions contemplated thereby and all actions to be taken, undertakings to be made and obligations to be incurred by the Borrower and the Guarantors in connection therewith, including without limitation the payment of all fees, expenses and indemnities provided for thereunder. Each of the Confirmation Order and the Plan shall be in form and substance reasonably satisfactory to the Administrative Agent. The Confirmation Order shall have been entered in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, orders of the Bankruptcy Court and any applicable local rules. Moreover, the Order shall be in full force and effect and not subject to stay and, unless otherwise waived by the Administrative Agent, such waiver not to be unreasonably withheld, delayed or conditioned (provided, that prior notice to other parties in interest shall not be required hereby with respect to any such waiver), (x) the time to appeal the Confirmation Order or to seek review, rehearing or certiorari with respect to the Confirmation Order shall have expired and (y) no appeal or petition for review, rehearing or certiorari with respect to the Confirmation Order may be pending. All conditions precedent to the effectiveness of the Plan shall have been satisfied (or, with the prior written consent of the Administrative Agent, which shall not be unreasonably withheld, delayed or conditioned, waived in accordance with the terms of the Plan) in the reasonable judgment of the Administrative Agent), and the substantial consummation (as defined in Section 1101 of the Code) of the Plan shall have occurred simultaneously with the closing of the Loan.

(p) The Administrative Agent and the Lenders shall have received reasonably satisfactory projections for the fiscal years 2006 through and including 2010 reflecting, among other things, transactions to be effected pursuant to the Plan.
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(q) Upon substantial consummation of the Plan and the making of the initial Loans, the debtor-in-possession indebtedness incurred by the Borrower, UAL and/or their respective subsidiary debtors during the pendency of their respective chapter 11 cases under the Bankruptcy Code (the “Borrower DIP Financing”) shall have been paid in full and terminated and all collateral security therefor and all guarantees in respect thereof released, in each case in a manner reasonably satisfactory in form and substance to the Administrative Agent.

(r) Receipt of Phase I environmental assessments for UAL’s world headquarters in Elk Grove Village, Illinois and the Borrower’s Denver training facility in form and substance reasonbly acceptable to the Administrative Agent.

(s) Receipt of reasonably satisfactory appraisals of aircraft, spare parts inventory, spare engines, certain flight simulators, quick engine change kits, routes, certain domestic and international slots, UAL’s world headquarters in Elk Grove Village, Illinois and the Borrower’s Denver training facility and related simulators.

Conditions of Each Extension of Credit:	The obligation to provide each extension of credit (including the initial extension of credit) shall be subject to the satisfaction (or waiver) of the following conditions:

(a) No Event of Default and no condition which would constitute an Event of Default with the giving of notice or lapse of the time or both shall exist either at the time of making such additional extension of credit or immediately thereafter.

(b) Representations and warranties shall be true and correct in all material respects at the date of each extension of credit except to the extent such representations and warranties relate to an earlier date.

(c) Receipt of a notice of borrowing from the Borrower.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit under the Agreement shall be deemed to be a representation and warranty by the Borrower that the conditions specified above have been
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satisfied or waived.
V. Certain Documentation Matters

Representations and Warranties:	(a) Corporate organization, existence, power, authorization, good standing and qualification.

(b) Execution, delivery and performance of the Credit Documentation do not violate applicable law, the Obligors’ organizational documents or existing agreements, and do not result in the imposition of any liens other than liens under the Credit Documentation.

(c) No governmental or regulatory approvals, or other third-party consents required (other than those already obtained in full force and effect).

(d) Legality, validity, binding effect and enforceability of the Credit Documentation subject as to enforceability to a customary bankruptcy exception.

(e) No litigation, investigation or proceeding pending or threatened that has a reasonable likelihood of adverse determination and that (i) could have a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Obligors taken as a whole or (b) on the ability of any Obligor to perform its respective obligations under the Credit Documentation or (ii) purports to, or could reasonably be expected to, affect the legality, validity, binding effect or enforceability of the Credit Documentation or the rights or remedies of the Administrative Agent and the Lenders thereunder.

(f) Completeness and accuracy in all material respects of financial statements and other information.

(g) Title to properties; liens.

(h) Insurance is consistent with the insurance required pursuant to paragraph (a) in Affirmative Covenants below.

(i) The Collateral Agent, on behalf of the Lenders, has a first priority perfected security interest and/or mortgage (or comparable lien) in and to the Collateral (subject to exceptions set forth in the Loan Agreement and the security documentation).
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(j) Compliance with laws and other material agreements; payment of taxes.

(k) Customary ERISA representation.

(l) No Material Adverse Change.

(m) Solvency (as defined in the Loan Agreement) of the Obligors on the Closing Date.

(n) Other customary and usual representations regarding: air carrier status; slot and route utilization; ownership interests in slots, gates and routes; absence of undisclosed liabilities; intellectual property; Federal Reserve regulations; Investment Company Act; subsidiaries; environmental matters; labor matters; accuracy of disclosure; use of proceeds.

Affirmative Covenants:	(a) Maintenance of insurance to such an extent and against such risks as is customary for major air carriers domiciled in the United States and all necessary governmental approvals, licenses, and permits.

(b) Compliance with laws, performance of material obligations and payment of taxes.

(c) Reporting requirements (including, without limitation, quarterly unaudited financial statements and audited annual financial statements, accountants’ letters, budget, officers’ and compliance certificates, notices of defaults, material litigation and other material events, SEC filings, such other information and such access to the Obligors’ properties, books and records as the Lenders may reasonably request to be arranged through the Borrower and as required under ERISA).

(d) Continuation of business and maintenance of existence and material rights and privileges; maintenance of property; maintenance of books and records; and compliance with environmental laws in all material respects.

(e) Deliver updated appraisals and field audits reasonably satisfactory to the Administrative Agent (i) on an annual basis, (ii) on the date upon which additional
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collateral is pledged to the Collateral Agent, but only with respect to such additional collateral and (iii) promptly at the request of the Administrative Agent upon the occurrence and during the continuation of an Event of Default.

(f) Do all things necessary to preserve, renew and keep in full force its corporate existence.

(g) Notify the Administrative Agent of any Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

(h) Permit the Administrative Agent and its agents to visit the premises of the Borrower and the Guarantors, confer with officers of the Borrower and the Guarantors and representatives of the Borrower and the Guarantors and review all their books and records, and to conduct examinations of and to monitor the Collateral held by the Collateral Agent in each case at the Company’s expense (provided that the Company shall not be required to pay the expenses of more than one such visit a year unless an Event of Default has occurred and is continuing), all during regular business hours upon reasonable notice.

(i) Such other affirmative covenants as are mutually agreed and reasonably satisfactory to the Administrative Agent and the Lenders, including, without limitation, affirmative covenants with respect to (i) reports, regulatory filings and other information in connection with slots and routes, (ii) maintaining authorizations from the Federal Aviation Administration and the Department of Transportation, (iii) slot and route utilization, (iv) maintaining primary gate interests, (v) additional subsidiaries, (vi) the grant of additional liens on future unencumbered assets and (vii) further assurances.

Financial Covenants:	(a) Permit fixed charge coverage ratio (EBITDAR, as defined in the Loan Agreement, to the sum of cash interest plus cash aircraft rent plus scheduled debt payments) for the twelve month period ending as of the last day of each fiscal quarter ending in the months below to be less than the corresponding ratio opposite such month:
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December 2006	0.90:1.00
March 2007	0.95:1.00
June 2007	0.95:1.00
September 2007	1.00:1.00
December 2007	1.10:1.00
March 2008	1.10:1.00
June 2008	1.10:1.00
September 2008	1.10:1.00
December 2008	1.15:1.00
March 2009	1.15:1.00
June 2009	1.15:1.00
September 2009	1.15:1.00
December 2009	1.20:1.00
and thereafter for each
fiscal quarter ending
through the Final
Maturity Date.

(b) The Borrower shall not permit the aggregate amount of Unrestricted Cash (as defined the Loan Agreement) of the Borrower, UAL and their subsidiaries to be less than $1.2 billion at any time; provided that such minimum cash amount shall be reduced to $1.0 billion at any time after December 31, 2006 upon the delivery to the Administrative Agent of evidence that the Borrower is in compliance with the fixed charge coverage ratio covenant set forth in paragraph (a) above.

(c) The Borrower shall not permit the aggregate current market value of the Eligible Collateral (defined below) at any time to be less than 150% of the sum of the aggregate outstanding amount of the Loans plus the undrawn amount of outstanding Letters of Credit issued for the account of the Borrower and the unreimbursed amount of drawings under such Letters of Credit; provided, however, that if, upon the delivery of an appraisal or field audit (as required herein), it is determined that the Borrower shall not be in compliance with the minimum collateral coverage covenant, the Borrower shall, within forty-five (45) days of the date of such appraisal or field audit, (i) designate Cure Collateral (defined below) as additional Eligible Collateral, as set forth in the Loan Agreement or (ii) prepay the Loans, in each case in an amount sufficient to enable the Borrower to comply with such minimum collateral coverage covenant. At the Borrower’s request, the lien on an asset
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constituting Eligible Collateral (other than the Pacific and Atlantic routes) will be promptly released, provided that the following conditions are satisfied or waived: (i) no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance with the above minimum collateral coverage covenant, (iii) either (A) after giving effect to such release, the remaining Eligible Collateral shall continue to satisfy the above minimum collateral coverage covenant, (B) the Borrower shall prepay the Loans in an amount required to comply with the minimum collateral coverage covenant or (C) the Borrower shall deliver to the Collateral Agent Cure Collateral in an amount required to comply with the minimum collateral coverage covenant and (iv) the Borrower shall deliver an officer’s certificate demonstrating compliance with the minimum collateral coverage covenant after such release. For purposes hereof, (i) “Eligible Collateral” shall mean (a) all aircraft, spare parts, spare engines, QEC kits, flight simulators, Pacific and Atlantic routes, the UAL’s world headquarters building in Elk Grove Village, Illinois, and the Borrower’s Denver training center and related simulators, in each case to the extent owned by an Obligor and on which the Collateral Agent shall have a perfected first priority lien and/or mortgage (or comparable lien) (with certain exceptions for aircraft that are parked or stored) and (b) any Cure Collateral designated by the Borrower and (ii) “Cure Collateral” shall mean (A) cash collateral pledged to the Collateral Agent (and held in a segregated account over which the Collateral Agent has sole and exclusive control), (B) ground support equipment, (C) primary slots, (D) eligible accounts receivable or (E) any other assets of an Obligor which shall be reasonably satisfactory to the Required Lenders (as defined in the Loan Agreement) and all of which ground support equipment, primary slots, eligible accounts receivable or other assets shall be the subject of (1) an appraisal or field audit at the time the Borrower designates such assets as Eligible Collateral, to be reasonably satisfactory to the Collateral Agent and (2) a perfected first priority lien and/or mortgage (or comparable lien) in favor of the Collateral Agent.

Negative Covenants:	Limitations on, among other things: liens (with exceptions for, among other things, (i) liens on cash collateral, fuel
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inventory (and the proceeds thereof) and Letters of Credit securing indebtedness in respect of fuel hedges and other derivatives contracts not in excess of the greater of (1) $500 million and (2) an amount equal to 15% of Unrestricted Cash and (ii) junior liens securing certain permitted junior secured indebtedness) and related matters; investments (with exceptions for, among other things, (i) investments in connection with permitted acquisitions in an aggregate amount not to exceed $250 million and (ii) investments in travel or airline-related businesses, additional investments in joint ventures and disclosed and other miscellaneous investments in an amount not to exceed $150 million); loans and advances; optional payments subordinated debt instruments; modifications to corporate documents; restricted payments; fundamental changes; asset sales (with exceptions for (i) de minimis inventory asset sales in the ordinary course of business and (ii) other sales of assets (excluding the Pacific and Atlantic route authorities) to the extent the Borrower is in compliance with the collateral coverage covenant referred to under “Financial Covenants” above); changes in fiscal year; changes in lines of business; transactions with affiliates; conduct of business; indebtedness (including preferred stock of subsidiaries, but with exceptions for, among other things, (i) indebtedness incurred in connection with the acquisition of aircraft (as long as such indebtedness is not incurred later than 12 months after acquisition) and the acquisition of other assets (as long as such indebtedness is not incurred later than 120 days after acquisition), (ii) indebtedness extending, renewing, replacing or refinancing all or any portion of any indebtedness permitted in the Loan Agreement, provided that (1) 50% of any proceeds of any such extension, renewal, replacement or refinancing in excess of such indebtedness shall be applied as a pre-payment of the Loans, (2) any such extension, renewal, replacement or refinancing which is subordinated to the obligations under the Loan Agreement shall remain subordinated on substantially the same basis and (3) certain other restrictions related to maturity as set forth in the Loan Agreement shall apply and (iii) indebtedness not in excess of $150 million in the aggregate in respect of (1) indebtedness incurred to acquire an asset by purchase money liens on such asset, (2) indebtedness incurred to finance insurance premiums and (3) other miscellaneous secured indebtedness, (iv) junior secured indebtedness in an aggregate amount not to exceed $850 million to secure
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obligations in connection with the Borrower’s credit card mileage program and (v) other junior indebtedness in an aggregate amount not to exceed $1.5 billion on terms reasonably satisfactory to the Agents); guarantee obligations; mergers, consolidations, liquidations and dissolutions; issuances and dispositions of capital stock of subsidiaries; dividends (with exceptions for, among other things, the payment of dividends with the proceeds from the issuance of additional equity interests or subordinated indebtedness permitted under the Loan Agreement, provided that (1) the Administrative Agent shall have received an officer’s certificate demonstrating compliance with the fixed charge coverage covenant for the fiscal quarter ending December 2006, (2) an amount equal to such dividend paid from the proceeds from the issuance of additional equity interests or subordinated indebtedness shall be applied as a payment of the Loans and (3) no Event of Default shall have occurred and be continuing at the time of payment of such dividend); all as and to the extent as are customary for facilities of this nature.

Events of Default:	(a) Failure to pay principal under the Credit Documentation when due.

(b) Failure to pay interest or to pay any fees payable to the Administrative Agent, the Lenders or the Collateral Agent under the Credit Documentation within five (5) business days of the date due.

(c) Failure to pay other amounts due under the Credit Documentation within ten (10) business days of the date due.

(d) Representations or warranties in the Credit Documentation are materially incorrect at the time made.

(e) Failure to comply with covenants under the Credit Documentation including, without limitation, the Financial Covenants and Negative Covenants set forth herein (with notice and cure periods as set forth in the Loan Agreement).

(f) Cross-default to other indebtedness of the Obligors in a principal amount in excess of $40 million in the aggregate.
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(g) Material unsatisfied judgment or order against the Obligors.

(h) Bankruptcy, insolvency, liquidation, reorganization, receivership or similar proceedings involving UAL, the Borrower or other Obligors.

(i) Invalidity of a first priority perfected lien and/or mortgage (or comparable lien) on the Collateral (subject to an exception for some portion of the Collateral as set forth in the Loan Agreement and the security documentation).

(j) The Credit Documentation shall not be or shall cease to remain in full force and effect or any Obligor shall assert that any of its obligations thereunder are invalid or unenforceable.

(k) Certain ERISA events.

(l) Change in Control.

(m) Change in law shall have occurred with respect to Primary Routes and related foreign slots, which change in law would reasonably be expected to have a material adverse effect with respect to such Collateral or a Material Adverse Change.

(n) Such other Events of Default (including with respect to environmental laws) as are customary and usual for facilities of this type, and for the Borrower’s operation and assets and as are reasonably satisfactory to the Administrative Agent, including, without limitation, Events of Default as a result of slot and route utilization and suspension of flights or operations for more than 2 consecutive days.

Other:	Credit Documentation will include:

(a) Customary indemnification of the Administrative Agent, the Collateral Agent, the Paying Agent and the Lenders and their respective affiliates, officers, directors, employees, agents, and advisers for any liabilities and reasonable out-of-pocket expenses arising out of the Loans, the Credit Documentation or the use of proceeds.

(b) Waiver of consequential damages.
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(c) Customary agency, set-off and sharing provisions.

(d) Requirement that JPMCB remain the principal concentration bank of the Borrower and the Guarantors (other than funds held in certain payroll, trust fund or escrow accounts that are reasonably satisfactory to the Administrative Agent).

(e) Defaulting Lender provisions.

Voting:	Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding in excess of 50% of the aggregate amount of the Loan, provided that, (i) the consent of each Lender directly affected thereby shall be required with respect to (A) reductions in the amount or extensions of the scheduled date of amortization or final maturity of any Loan (provided, further, that the waiver of default interest requires only the consent of Lenders holding in excess of 50% of the Loans), (B) reductions in the rate of interest or any fee or extensions of any due date thereof and (C) increases in the amount or extensions of the expiry date of any Lender’s commitment, and (ii) the consent of 100% of the Lenders shall be required with respect to modifications to any of the voting percentages. The Loan Agreement will provide that if the Borrower requests an amendment which requires unanimous consent and such amendment is consented to by in excess of 50% of the Lenders, then with the consent of the Borrower and such Lenders, the Loan Agreement may be amended to replace the Lender(s) which did not consent to the amendment requested by the Borrower.

Assignments:	The Lenders shall be permitted to assign all or a portion of the Loan with the consent, not to be unreasonably withheld, of the Paying Agent (and to the extent a portion of the Revolving Facility is being assigned, the Issuing Lender) unless, with respect to the Tranche B Loan, the assignee is a Lender with respect to Loans of the same tranche as the Loans being assigned immediately prior to giving effect to such assignment, an affiliate of such a Lender, or an approved fund. In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the
CONFIDENTIAL

minimum assignment amount shall be $1,000,000, and, after giving effect thereto, the assigning Lender shall have Loans of the same tranche as the assigned Loans aggregating at least $1,000,000, in each case unless otherwise agreed by the Borrower and the Administrative Agent. The Paying Agent will receive a processing and recordation fee of $3,500 from each assignee with each assignment.

In addition, each Lender will also have the right, without prior consent of the Borrower or the Administrative Agent to assign, as collateral or otherwise, all or part of its rights under the Credit Documentation to any Federal Reserve Bank.

Participations:	Each Lender will have the right and without consent of the Borrower or any other person, to sell participations in all or a portion of its portion of the Loan and its rights and obligations under the Loan, provided that the Lender remains solely responsible for the administration of the Loan. Participants shall be entitled to the benefit of the yield protections referred to below.

Taxes:	Subject to customary exceptions, limitations and exclusions, all payments to be made free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Lenders’ applicable lending office).

Unless otherwise exempt under Section 1146(c) of the Bankruptcy Code, the Obligors will be responsible for payment of any stamp or similar taxes. The Obligors will indemnify the Lenders and the Administrative Agent for such taxes paid by the Lenders or the Administrative Agent, and will provide appropriate documentation, including receipts, when requested to indicate payment by the Borrower of any such taxes.

Yield Protection:	The Credit Documentation shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment on a day other than the last day of an interest
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period.

Submission to Jurisdiction:	The Obligors will submit to the non-exclusive jurisdiction of the New York State and Federal courts sitting in New York City and waive right to trial by jury.

Governing Law:	New York.

Confidentiality:	The Lenders and the Administrative Agent agree to customary confidentiality provisions for bank financing transactions of this kind as set forth in the Loan Agreement.

Counsel to the Lead
Arrangers, the Administrative
Agent, and the Collateral Agent:	Morgan, Lewis & Bockius LLP (and other counsel with respect to aviation, FAA and real estate matters)
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Schedule 1
Permitted Aircraft Disposition
Tail Number
N193UA
N194UA
N202UA
N203UA
N398UA
N399UA
N843UA
N479UA
N480UA
N433UA
N434UA
N435UA
N436UA
N776UA
N778UA
N780UA
N215UA
N786UA
N206UA
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Projection overview
The financial projections contained in this Current Report were initially completed in August 2005 and have since been updated with actual results through October 2005. They include consolidated results for the Company's domestic and international operations (together, "Mainline"), regional feeder service ("United Express") and ancillary activities. The financial projections provide consolidated income statements, balance sheets, and cash flow statements, and were initially based on actual results through June 2005 and projected results for the balance of 2005 through 2010 (the "Projection Period").
The financial projections for the Projection Period resulted from a rigorous, "bottoms-up" planning process. Based on the operating statistics developed by United's Planning Group in conjunction with the fleet and capacity plan, the individual operating divisions of the Company developed the detailed forecasts of revenue and operating expenses. These detailed forecasts were reviewed by senior management to ensure that assumptions with respect to expense drivers, inflation expectations, and cost initiatives were appropriate and properly represented in the forecasts. The approved division forecasts were combined to create the Gershwin 6 Financial Model ("G6").
In addition to the operating assumptions, the financial projections assumed confirmation of the Company's Plan of Reorganization and exiting bankruptcy on February 1, 2006 and reflected the various restructuring initiatives that the Company has accomplished while in bankruptcy. Further, the financial projections do not necessarily reflect GAAP, and in particular do not include non-cash, stock-based compensation. In addition, as discussed herein, the financial projections contain certain assumptions with respect to the adoption of Fresh Start Reporting. These assumptions and the associated adjustments may differ materially from those actually incorporated into the Company's financial records. Variations in these assumptions may impact the Company's reported earnings, primarily on a non-cash basis.
Key assumptions
The following are key assumptions driving the projected financials:
▪	Mainline PRASM growth is projected to be 5.2% in 2005, 2.6% in 2006, 2.2% in 2007, 2.2% in 2008, 2.1% in 2009 and 2.1% in 2010[1]

▪	Mainline available seat miles (“ASM”s), revenue passenger miles (“RPM”s) and load factor remain substantially constant through 2010

▪	Crude oil prices forecasted to be $50 per barrel during projection period
▪	$6.72 per barrel crack spread

▪	$150 million of annual fuel hedging expense (effectively increases fuel expense by $2.50 per barrel)
▪	Costs savings initiatives, primarily consisting of Business Improvement Initiatives and Resource Optimization, continue to ramp-in through 2010
Fresh start reporting
Fresh start reporting adjustments have been made to the balance sheet to reflect the estimated adjustments necessary to adopt fresh start reporting in accordance with American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). Fresh start reporting requires an allocation of the reorganization value of the reorganized company to the entity's assets in conformity with Statement of Financial Accounting Standards No. 141, Business Combinations ("SFAS 141"). SOP 90-7 also requires that all liabilities, other than deferred taxes, should be stated at present values of the amounts to be paid determined at appropriate current interest rates. In essence, fresh-start reporting treats the reorganized company as if it was a newly acquired company and requires adjustments to (i) record tangible and identified intangible assets at fair market value, (ii) reflect new debt structure at present value, (iii) reflect new basis of assets and liabilities in deferred taxes, and (iv) determine new equity value. The Company has made an initial high-level estimate of the reorganization value, which results in negative goodwill (i.e. the aggregate fair market value of the Company's tangible and identified intangible assets is greater than the high-level assumption of reorganization value). In accordance with Statement of Financial Accounting No. 142 Goodwill and Other Intangible Assets, this negative goodwill has been allocated among the Company's tangible and identified intangible assets, reducing their carrying value below fair market value.
The fair values for all assets and liabilities included in G6 represented the Company's best estimates based upon preliminary valuations, industry trends, reference to market rates and transactions and current estimates regarding values distributed in settling pre-petition obligations. The estimates of plan distributions and fair value are under continued review and refinement, and as a result are subject to change. There can be no assurances that the estimates, assumptions, and values reflected herein will not differ from the values ultimately reflected as of the date of emergence.
Updates to G6
As highlighted above, the Company completed the financial projections in August 2005 based upon actual results through June 2005. The Company has since incorporated actual results through October 2005 into the financial projections presented herein. In addition, it updated certain balance sheet assumptions to reflect the terms of the Facility. The Company has not, however, amended any of its operating assumptions for the balance of 2005 and beyond. Nonetheless, small variances between the financial projections herein and those published with the Company's Amended Disclosure Statement that has been filed with the bankruptcy court can be noted, which result from those incurred through October 2005.

[1]	Excludes a small percentage of mainline revenue related to the reclassification of a portion of revenue from United’s Mileage Plus program in accordance with the accounting change discussed in the Form 10-Q for the period ending March 31, 2005 under the heading “UAL Loyalty Services, LLC.”

Updated G6
UAL Corporation
Projected Income Statement
($ Millions)

	Actual	Actual	Act/Proj	Projected	Projected	Projected	Projected	Projected
	2003	2004	2005	2006	2007	2008	2009	2010
Operating Revenue:
Mainline Passenger	$11,229	$12,416	$12,691	$13,128	$13,488	$13,874	$14,163	$14,458
Regional Affiliates	1,529	1,927	2,384	2,556	2,672	2,736	2,785	2,844

Total Passenger Revenue	12,758	14,343	15,075	15,684	16,160	16,610	16,948	17,302
Cargo	630	704	725	750	766	778	783	789
UAFC	704	408	307	158	139	141	143	145
Other	836	936	1,023	1,191	1,371	1,369	1,416	1,510

Total Operating Revenue	14,928	16,391	17,130	17,783	18,436	18,898	19,290	19,746

Operating Expenses:
Salaries and related costs	5,377	5,006	4,098	3,857	3,835	3,902	3,981	4,061
Profit Sharing	—	—	—	31	159	228	251	285
Aircraft Fuel	2,072	2,943	3,901	3,409	3,402	3,401	3,391	3,391
Aircraft Maintenance	572	747	879	966	1,030	1,036	1,110	1,168
Aircraft Rent	612	533	396	504	520	511	503	497
Landing Fees & Other Rent	930	964	936	1,021	1,044	1,088	1,146	1,198
Depreciation & Amortization	968	874	810	741	744	725	772	816
Regional Affiliates	1,921	2,425	2,792	2,654	2,674	2,704	2,736	2,759
UAFC	718	430	300	157	139	140	142	144
Other	3,092	3,323	3,329	3,527	3,524	3,503	3,563	3,651

Total Operating Expenses	16,262	17,245	17,441	16,867	17,071	17,238	17,595	17,970

Operating Income/(Loss)	(1,334)	(854)	(311)	916	1,365	1,660	1,695	1,776

Interest Income/(Expense)	(469)	(423)	(423)	(543)	(507)	(432)	(343)	(244)
Other	449	157	87	(15)	(15)	(15)	(15)	(15)
Special Items	(277)	5	—	—	—	—	—	—
Reorganization Items	(1,173)	(611)	(4,619)	11,273	—	—	—	—

Pre — Tax Income/(Loss)	(2,804)	(1,726)	(5,266)	11,631	843	1,213	1,337	1,517

Income Tax Provision	—	—	—	—	(328)	(466)	(513)	(580)
Preferred Distributions/Equity in Affiliate Income	(4)	5	4	—	—	—	—	—

Net Income/(Loss)	$(2,808)	$(1,721)	$(5,262)	$11,631	$515	$747	$824	$937

Fixed Charge Coverage Ratio				1.39 x	1.42 x	1.62 x	1.61 x	1.54 x

Mainline Operating Statistics

Scheduled ASMs (millions)	135,865	144,543	139,808	140,856	140,856	141,237	140,856	140,856
YOY Increase/(Decrease)	(8.6%)	6.4%	(3.2%)	0.7%	0.0%	0.3%	(0.3%)	0.0%
Total ASMs (millions)	136,630	145,361	140,293	141,354	141,354	141,735	141,354	141,354
YOY Increase/(Decrease)	(8.2%)	6.4%	(3.5%)	0.8%	0.0%	0.3%	(0.3%)	0.0%
Scheduled Passenger RASM (¢/ASM)	8.26 ¢	8.59 ¢	9.08 ¢	9.32 ¢	9.58 ¢	9.82 ¢	10.05 ¢	10.26 ¢
Operating CASM less Fuel and UAFC (¢/ASM)	8.45 ¢	7.87 ¢	7.45 ¢	7.53 ¢	7.68 ¢	7.75 ¢	8.01 ¢	8.26 ¢
Note: (a) Historic Passenger Revenue in the Projected Income Statement has been adjusted to be consistent with (i) a change in accounting with respect to Marketing Programs Passenger Revenue, as disclosed in Item 1 of UAL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 under the heading “UAL Loyalty Services, LLC,” and (ii) treat charter revenues as “Other Revenues” in the Projections. (b) Projections do not include stock based compensation.

Updated G6
UAL Corporation
Projected Balance Sheet
($ Millions)

	Actual	Actual	Act/Proj	Projected	Projected	Projected	Projected	Projected
	2003	2004	2005	2006	2007	2008	2009	2010
Assets
Current Assets:
Cash, cash equivalents	1,640	1,223	1,532	3,491	4,149	4,847	5,542	6,255
Short Term Investment	78	78	75	75	75	75	75	75
Restricted Cash	679	877	1,000	868	763	763	763	763
Receivables, net	929	951	989	1,013	1,052	1,074	1,094	1,116
Aircraft fuel, spare parts & supplies	264	234	220	219	222	227	231	235
Prepaid and Other Assets	434	551	842	905	905	903	900	898

Total Current Assets	4,024	3,914	4,658	6,571	7,166	7,889	8,605	9,342

Operating property and equipment	15,038	14,174	13,393	9,770	9,700	9,706	9,764	9,863
Pension assets	904	665	—	—	—	—	—	—
Other intangibles	406	399	401	4,085	3,551	3,449	3,370	3,305
Other assets	1,607	1,553	1,145	918	819	657	610	382

Total Other Assets	17,955	16,791	14,939	14,773	14,070	13,812	13,744	13,550

Total Assets	$21,979	$20,705	$19,597	$21,344	$21,236	$21,701	$22,349	$22,892

Liabilities & Equity
Current Liabilities
Accounts payable	501	601	413	435	449	466	482	498
DIP Loan Facility	663	864	1,452	—	—	—	—	—
Advance ticket sales	1,330	1,361	1,675	1,721	1,762	1,801	1,832	1,867
Accrued & Other Current Liabilities	3,618	3,635	2,588	2,537	2,684	2,679	2,737	2,796

Total Current Liabilities	6,112	6,461	6,128	4,693	4,895	4,946	5,051	5,161

Deferred pension liabilities	4,747	2,333	170	120	131	141	150	158
Post retirement liabilities	1,924	1,920	2,063	2,174	2,178	2,186	2,193	2,199

Exit Financing	—	—	—	2,987	2,960	2,933	2,906	2,879
Aircraft Debt	—	—	—	5,500	4,786	4,050	3,302	2,222
Other Debt	163	301	—	1,159	1,196	1,239	1,284	1,330

Liabilities subject to compromise	13,964	16,035	18,888	—	—	—	—	—
Deferred tax liabilities	285	389	249	249	163	584	1,067	1,610
Other liabilities	700	946	1,734	1,684	1,634	1,582	1,532	1,532

Total Liabilities	27,895	28,385	29,232	18,566	17,943	17,661	17,485	17,091

Equity
Preferred Stock	—	—	—	409	419	430	440	451
Treasury Stock	(1,469)	(1,467)	(1,468)	—	—	—	—	—
Common Stock and APIC	5,067	5,065	5,065	1,918	1,935	1,935	1,935	1,935
Retained Earnings and Other Comprehensive Losses	(9,514)	(11,278)	(13,232)	451	939	1,675	2,489	3,415

Total Shareholders’ Equity/ (Deficit)	(5,916)	(7,680)	(9,635)	2,778	3,293	4,040	4,864	5,801

Total Liabilities & Shareholders’ Equity	$21,979	$20,705	$19,597	$21,344	$21,236	$21,701	$22,349	$22,892

Updated G6
UAL Corporation
Projected Statement of Cash Flows
($ Millions)

	Actual	Actual	Act/Proj	Projected	Projected	Projected	Projected	Projected
	2003	2004	2005	2006	2007	2008	2009	2010
Cash Provided By/(Used For) Operations
Net Income Before Restructuring Items	(1,635)	(1,110)	(644)	358	515	747	824	937
Depreciation & Amortization	938	874	842	741	744	725	772	816
Deferred Tax Provision	275	5	—	—	315	444	483	543
Net Working Capital	842	350	43	(121)	206	61	121	123
Other	581	(20)	669	100	75	88	51	138

Net Cash Provided By/(Used In) Operating Activities	1,001	99	910	1,078	1,855	2,065	2,251	2,557

Cash Provided By/(Used For) Restructuring:
Net Cash Provided By/(Used For) Restructuring Activities	(182)	(148)	(174)	(183)	—	—	—	—

Cash Flow From Investing Activities:
Sales/(Additions to) operating property and equipment	(27)	(246)	(234)	(400)	(550)	(650)	(750)	(850)
Other	298	(76)	(114)	331	103	(1)	(1)	(1)

Net Cash Provided By/(Used For) Investing Activities	271	(322)	(348)	(69)	(447)	(651)	(751)	(851)

Cash Flow From Financing Activities:
DIP Financing	(37)	200	589	(1,452)	—	—	—	—
Exit Facility	—	—	—	2,987	(27)	(27)	(27)	(27)
Other debt	(311)	(251)	(668)	(402)	(723)	(689)	(778)	(966)
Dividends paid	—	—	—	—	—	—	—	—
Payment of Liabilities Subject-To-Compromise	—	—	—	—	—	—	—	—
Issuance (Redemption) Of Common Stock	—	—	—	—	—	—	—	—
Issuance (Redemption) Of Preferred Stock	—	—	—	—	—	—	—	—
Other	12	5	—	—	—	—	—	—

Net Cash Provided By/(Used For) Financing Activities	(336)	(46)	(79)	1,133	(750)	(716)	(805)	(993)

Net Increase/(Decrease) in Unrestricted Cash & Equivalents	$754	$(417)	$309	$1,959	$658	$698	$695	$713

Unrestricted Cash & Equivalents At Beginning Of Period	$886	$1,640	$1,223	$1,532	$3,491	$4,149	$4,847	$5,542
Unrestricted Cash & Equivalents At End Of Period	$1,640	$1,223	$1,532	$3,491	$4,149	$4,847	$5,542	$6,255

Updated G6
UAL Corporation
Projected Fresh Start Balance Sheet
($ Millions)

				New Credit		Reorganized
	Projected	Release of	Debt Discharge &	Facility Financing	Fresh Start	01/31/06
	01/31/06	Escrowed Funds	Reclassifications	Transactions	Adjustments	Balance Sheet

Assets
Current Assets:
Unrestricted Cash	989	519	(39)	1,501	—	2,970
Short Term Investment	75	—	—	—	—	75
Restricted Cash	1,212	(319)	—	—	—	893
Receivables, net	978	—	—	—	—	978
Aircraft fuel, spare parts & supplies	215	—	—	—	—	215
Prepaid and Other Assets	891	—	—	—	—	891

Total Current Assets	4,360	200	(39)	1,501	—	6,022

Operating property and equipment	13,363	—	(1,150)	—	(2,247)	9,966
Pension assets	—	—	—	—	—	—
Other intangibles	401	—	—	—	3,797	4,198
Other assets	1,100	(200)	—	47	47	994

Total Other Assets	14,864	(200)	(1,150)	47	1,597	15,158

Total Assets	19,224	—	(1,189)	1,548	1,597	21,180

Liabilities & Stockholders’ Equity
Current Liabilities:
Accounts Payable	428	—	—	—	—	428
DIP Loan Facility	1,452	—	—	(1,452)	—	—
Advance ticket sales	1,749	—	—	—	—	1,749
Accrued & Other Current Liabilities	2,406	—	151	—	—	2,557

Total Current Liabilities	6,035	—	151	(1,452)	—	4,734

Deferred Pension Liability	110	—	—	—	—	110
Post retirement liabilities	2,064	—	—	—	50	2,114
Exit Financing	—	—	—	3,000	—	3,000
Aircraft Debt	—	—	5,800	—	—	5,800
Other Debt	—	—	1,136	—	—	1,136
Liabilities subject to compromise	18,847	—	(18,528)	—	(319)	—
Deferred tax liabilities	249	—	—	—	—	249
Other liabilities	1,733	—	—	—	—	1,733

Total Liabilities	29,038	—	(11,441)	1,548	(269)	18,876

Stockholders’ Equity:
Debtors
Treasury Stock	(1,468)	—	—	—	1,468	—
Common Stock & APIC — Debtors	5,065	—	—	—	(5,065)	—
Retained deficit and other — Debtors	(13,411)	—	9,848	—	3,563	—

Reorganized Debtors
Convertible Preferred Stock	—	—	404	—	—	404
Common Stock & APIC — Reorganized Debtor	—	—	—	—	1,900	1,900
Retained Earnings	—	—	—	—	—	—

Total Liabilities & Stockholders’ Equity	19,224	—	(1,189)	1,548	1,597	21,180

Fuel assumptions
United’s long-term fuel forecast is based on a combination of information sources. The primary sources of information include a monthly forecast prepared by PIRA energy consulting group, the forward curve for NYMEX oil and heating oil futures and United’s read on the overall market performance and direction. United assumes a long-term crude oil price of $50 per barrel for 2006 to 2010, or an equivalent of jet fuel price of $1.48 per gallon (before hedging expenses).
In recent months, the cost of jet fuel has increased dramatically due to increased crude oil prices and Hurricane Rita’s effect on refinery capacity and, hence, crack spreads. For the third quarter of 2005, crude oil prices averaged $63.19/bbl. While crack spreads averaged approximately 20% of crude prices through August, they spiked to 43% and 80% on average for September and October, respectively. As a result, fuel expense for United for the third quarter of 2005 was $301 million higher when compared to fuel expense for the third quarter of 2004, representing a 37.4% increase, or $592 million higher when compared to fuel expense for the third quarter of 2003, representing a 115% increase.
United has been able to recover significant portions of the higher than forecasted fuel prices with higher than forecasted fare levels as evidenced in the following exhibit. United believes that historical data supports a direct correlation between fuel prices and ticket prices when crude oil prices exceed $50 per barrel, and the Company estimates that United can recover approximately 60% of the higher fuel cost through higher fares.
The chart below sets forth fuel price as compared to average ticket prices in 2005:
Fuel prices (¢/gallon jet fuel) vs. average ticket price

United has provided a sensitivity analysis which assumes a price of $2.00 per gallon1 of jet fuel. The increase in fuel price assumption causes mainline and UAX fuel cost (excluding hedging) to increase by approximately $1,360 million, or 35%, over the Company’s financial projections. Based on the 60% fuel cost recovery rate, the sensitivity case incorporates approximately $820 million of incremental passenger revenue. The sensitivity case also assumes the elimination of the $150 million hedging expense, and a net positive impact of $25 million driven by higher cargo revenue, higher revenue related costs and lower profit sharing expenses.
As a result, the Company estimates the impact on projected earnings of this hypothetical increase in projected fuel price at approximately $365 million in 2006. In this scenario the Company remains in compliance with its fixed charge coverage ratio.
Fixed charge coverage for fuel sensitivity case ($ millions)

[1]	Equivalent to $66 per barrel of crude oil with $12.62 of crack spread and $5.38 in taxes and system differential

[2]	Fixed charges include cash interest, cash aircraft rent payments and principal debt payments

Fuel Sensitivity
UAL Corporation
Projected Income Statement
($ Millions)

	Actual	Actual	Act/Proj	Projected	Projected	Projected	Projected	Projected
	2003	2004	2005	2006	2007	2008	2009	2010
Operating Revenue:
Mainline Passenger	$11,229	$12,416	$12,691	$13,769	$14,143	$14,545	$14,846	$15,156
Regional Affiliates	1,529	1,927	2,384	2,743	2,867	2,936	2,989	3,052

Total Passenger Revenue	12,758	14,343	15,075	16,512	17,010	17,481	17,835	18,208
Cargo	630	704	725	770	786	798	803	809
UAFC	704	408	307	158	139	141	143	145
Other	836	936	1,023	1,191	1,372	1,369	1,417	1,509

Total Operating Revenue	14,928	16,391	17,130	18,631	19,307	19,789	20,198	20,671

Operating Expenses:
Salaries and related costs	5,377	5,006	4,098	3,857	3,835	3,902	3,981	4,061
Profit Sharing	—	—	—	—	96	166	190	224
Aircraft Fuel	2,072	2,943	3,901	4,408	4,399	4,397	4,383	4,383
Aircraft Maintenance	572	747	879	966	1,030	1,036	1,110	1,168
Aircraft Rent	612	533	396	504	520	511	503	497
Landing Fees & Other Rent	930	964	936	1,021	1,044	1,088	1,146	1,198
Depreciation & Amortization	968	874	810	741	744	725	772	816
Regional Affiliates	1,921	2,425	2,792	2,868	2,888	2,918	2,949	2,972
UAFC	718	430	300	157	139	140	142	144
Other	3,092	3,323	3,329	3,558	3,554	3,533	3,595	3,681

Total Operating Expenses	16,262	17,245	17,441	18,080	18,249	18,416	18,771	19,144

Operating Income/(Loss)	(1,334)	(854)	(311)	551	1,058	1,373	1,427	1,527

Interest Income/(Expense)	(469)	(423)	(423)	(552)	(535)	(476)	(404)	(322)
Other	449	157	87	(15)	(15)	(15)	(15)	(15)
Special Items	(277)	5	—	—	—	—	—	—
Reorganization Items	(1,173)	(611)	(4,619)	11,273	—	—	—	—

Pre — Tax Income/(Loss)	(2,804)	(1,726)	(5,266)	11,257	508	882	1,008	1,190

Income Tax Provision	—	—	—	—	(203)	(343)	(390)	(458)
Preferred Distributions/Equity in Affiliate Income	(4)	5	4	—	—	—	—	—

Net Income/(Loss)	$(2,808)	$(1,721)	$(5,262)	$11,257	$305	$539	$618	$732

Fixed Charge Coverage Ratio				1.15 x	1.26 x	1.46 x	1.47 x	1.42 x

Mainline Operating Statistics

Scheduled ASMs (millions)	135,865	144,543	139,808	140,856	140,856	141,237	140,856	140,856
YOY Increase/(Decrease)	(8.6%)	6.4%	(3.2%)	0.7%	0.0%	0.3%	(0.3%)	0.0%
Total ASMs (millions)	136,630	145,361	140,293	141,354	141,354	141,735	141,354	141,354
YOY Increase/(Decrease)	(8.2%)	6.4%	(3.5%)	0.8%	0.0%	0.3%	(0.3%)	0.0%
Scheduled Passenger RASM (¢/ASM)	8.26 ¢	8.59 ¢	9.08 ¢	9.78 ¢	10.04 ¢	10.30 ¢	10.54 ¢	10.76 ¢
Operating CASM less Fuel and UAFC (¢/ASM)	8.45 ¢	7.87 ¢	7.45 ¢	7.53 ¢	7.66 ¢	7.73 ¢	7.99 ¢	8.24 ¢
Notes: (a) Historic Passenger Revenue in the Projected Income Statement has been adjusted to be consistent with (i) a change in accounting with respect to Marketing Programs Passenger Revenue, as disclosed in Item 1 of UAL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 under the heading “UAL Loyalty Services, LLC,” and (ii) treat charter revenues as “Other Revenues” in the Projections. (b) Projections do not include stock-based compensations.

Fuel Sensitivity
UAL Corporation
Projected Balance Sheet
($ Millions)

	Actual	Actual	Act/Proj	Projected	Projected	Projected	Projected	Projected
	2003	2004	2005	2006	2007	2008	2009	2010
Assets
Current Assets:
Cash, cash equivalents	1,640	1,223	1,532	3,098	3,397	3,773	4,148	4,542
Short Term Investments	78	78	75	75	75	75	75	75
Restricted Cash	679	877	1,000	868	763	763	763	763
Receivables, net	929	951	994	1,049	1,089	1,111	1,133	1,155
Aircraft fuel, spare parts & supplies	264	234	220	231	234	239	243	247
Prepaid and Other Assets	434	551	844	935	936	935	930	928

Total Current Assets	4,024	3,914	4,665	6,256	6,494	6,896	7,292	7,710

Operating property and equipment	15,038	14,174	13,393	9,770	9,700	9,706	9,764	9,863
Pension assets	904	665	—	—	—	—	—	—
Other intangibles	406	399	401	4,148	3,740	3,373	3,295	3,230
Other assets	1,607	1,553	1,145	918	818	657	610	382

Total Other Assets	17,955	16,791	14,939	14,836	14,258	13,736	13,669	13,475

Total Assets	$21,979	$20,705	$19,604	$21,092	$20,752	$20,632	$20,961	$21,185

Liabilities & Equity
Current Liabilities
Accounts payable	501	601	413	448	463	480	497	513
DIP Loan Facility	663	864	1,452	—	—	—	—	—
Advance ticket sales	1,330	1,361	1,681	1,788	1,830	1,872	1,903	1,940
Accrued & Other Current Liabilities	3,618	3,635	2,589	2,516	2,630	2,626	2,685	2,743

Total Current Liabilities	6,112	6,461	6,135	4,752	4,923	4,978	5,085	5,196

Deferred pension liabilities	4,747	2,333	170	120	131	141	150	158
Post retirement liabilities	1,924	1,920	2,063	2,174	2,178	2,186	2,193	2,199

Exit Financing	—	—	—	2,987	2,960	2,933	2,906	2,879
Aircraft Debt	—	—	—	5,500	4,786	4,050	3,302	2,222
Other Debt	163	301	—	1,159	1,196	1,239	1,284	1,330

Liabilities subject to compromise	13,964	16,035	18,888	—	—	—	—	—
Deferred tax liabilities	285	389	249	249	170	210	577	1,005
Other liabilities	700	946	1,734	1,683	1,634	1,582	1,533	1,533

Total Liabilities	27,895	28,385	29,239	18,624	17,978	17,319	17,030	16,522

Equity
Preferred Stock	—	—	—	409	419	430	440	451
Treasury Stock	(1,469)	(1,467)	(1,468)	—	—	—	—	—
Common Stock and APIC	5,067	5,065	5,065	1,918	1,935	1,935	1,935	1,935
Retained Earnings and Other Comprehensive Losses	(9,514)	(11,278)	(13,232)	141	420	948	1,556	2,277

Total Shareholders’ Equity/(Deficit)	(5,916)	(7,680)	(9,635)	2,468	2,774	3,313	3,931	4,663

Total Liabilities & Shareholders’ Equity	$21,979	$20,705	$19,604	$21,092	$20,752	$20,632	$20,961	$21,185

Fuel Sensitivity
UAL Corporation
Projected Statement of Cash Flows
($ Millions)

	Actual	Actual	Act/Proj	Projected	Projected	Projected	Projected	Projected
	2003	2004	2005	2006	2007	2008	2009	2010
Cash Provided By/(Used For) Operations
Net Income Before Restructuring Items	(1,635)	(1,110)	(644)	(16)	305	539	618	732
Depreciation & Amortization	938	874	842	741	744	725	772	816
Deferred Tax Provision	275	5	—	—	197	327	367	428
Net Working Capital	842	350	43	(140)	175	62	122	125
Other	581	(20)	669	100	75	90	52	137

Net Cash Provided By/(Used In) Operating Activities	1,001	99	910	685	1,496	1,743	1,931	2,238

Cash Provided By/(Used For) Restructuring
Net Cash Provided By/(Used In) Restructuring Activities	(182)	(148)	(174)	(183)	—	—	—	—

Cash Flow From Investing Activities:
Sales/(Additions to) operating property and equipment	(27)	(246)	(234)	(400)	(550)	(650)	(750)	(850)
Other	298	(76)	(114)	331	103	(1)	(1)	(1)

Net Cash Provided By/(Used For) Investing Activities	271	(322)	(348)	(69)	(447)	(651)	(751)	(851)

Cash Flow From Financing Activities:
DIP Financing	(37)	200	589	(1,452)	—	—	—	—
Exit Facility	—	—	—	2,987	(27)	(27)	(27)	(27)
Other debt	(311)	(251)	(668)	(402)	(723)	(689)	(778)	(966)
Dividends paid	—	—	—	—	—	—	—	—
Payment of Liabilities Subject-To-Compromise	—	—	—	—	—	—	—	—
Issuance (Redemption) Of Common Stock	—	—	—	—	—	—	—	—
Issuance (Redemption) Of Preferred Stock	—	—	—	—	—	—	—	—
Other	12	5	—	—	—	—	—	—

Net Cash Provided By/(Used For) Financing Activities	(336)	(46)	(79)	1,133	(750)	(716)	(805)	(993)

Net Increase/(Decrease) in Unrestricted Cash & Equivalents	$754	($417)	$309	$1,566	$299	$376	$375	$394

Unrestricted Cash & Equivalents At Beginning Of Period	$886	$1,640	$1,223	$1,532	$3,098	$3,397	$3,773	$4,148
Unrestricted Cash & Equivalents At End Of Period	$1,640	$1,223	$1,532	$3,098	$3,397	$3,773	$4,148	$4,542

Fuel Sensitivity
UAL Corporation
Projected Fresh Start Balance Sheet
($ Millions)

				New Credit		Reorganized
	Projected	Release of	Debt Discharge &	Facility Financing	Fresh Start	01/31/06
	01/31/06	Escrowed Funds	Reclassifications	Transactions	Adjustments	Balance Sheet
Assets
Current Assets:
Cash, cash equivalents	914	523	(39)	1,501	—	2,899
Short Term Investment	75	—	—	—	—	75
Restricted Cash	1,217	(323)	—	—	—	894
Receivables, net	993	—	—	—	—	993
Aircraft fuel, spare parts & supplies	223	—	—	—	—	223
Prepaid and Other Assets	907	—	—	—	—	907

Total Current Assets	4,329	200	(39)	1,501	—	5,991

Operating property and equipment	13,363	—	(1,150)	—	(2,247)	9,966
Pension assets	—	—	—	—	—	—
Other intangibles	401	—	—	—	3,861	4,262
Other assets	1,100	(200)	—	47	47	994

Total Other Assets	14,864	(200)	(1,150)	47	1,661	15,222

Total Assets	19,193	—	(1,189)	1,548	1,661	21,213

Liabilities & Stockholders’ Equity
Current Liabilities:
Accounts Payable	430	—	—	—	—	430
DIP Loan Facility	1,452	—	—	(1,452)	—	—
Advance ticket sales	1,782	—	—	—	—	1,782
Accrued & Other Current Liabilities	2,404	—	151	—	—	2,555

Total Current Liabilities	6,068	—	151	(1,452)	—	4,767

Deferred Pension Liability	110	—	—	—	—	110
Post retirement liabilities	2,064	—	—	—	50	2,114

Exit Financing	—	—	—	3,000	—	3,000
Aircraft Debt	—	—	5,800	—	—	5,800
Other Debt	—	—	1,136	—	—	1,136

Liabilities subject to compromise	18,847	—	(18,528)	—	(319)	—
Deferred tax liabilities	249	—	—	—	—	249
Other liabilities	1,733	—	—	—	—	1,733

Total Liabilities	29,071	—	(11,441)	1,548	(269)	18,909

Stockholders’ Equity:
Debtors
Treasury Stock	(1,468)	—	—	—	1,468	—
Common Stock & APIC — Debtors	5,065	—	—	—	(5,065)	—
Retained deficit and other — Debtors	(13,475)	—	9,848	—	3,627	—

Reorganized Debtors
Convertible Preferred Stock	—	—	404	—	—	404
Common Stock & APIC — Reorganized Debtor	—	—	—	—	1,900	1,900
Retained Earnings	—	—	—	—	—	—

Total Liabilities & Stockholders’ Equity	19,193	—	(1,189)	1,548	1,661	21,213

Regulation G Reconciliations
Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that the reported non-GAAP financial results provide management and investors a better perspective of the Company’s core business and on-going financial performance and trends by excluding special and reorganization items for comparative purposes. Statistical information is for United mainline jet operations only.
Updated G6
1. Net Income / (Loss) to EBITDAR

	2003	2004	2005	2006	2007	2008	2009	2010
GAAP Net Income / (Loss)	$(2,808)	$(1,721)	$(5,262)	$11,631	$515	$747	$824	$937
Adjusted for:
Income Tax Provision	—	—	—	—	328	466	513	580
Reorganization Items, net	1,173	611	4,619	(11,273)	—	—	—	—
Special Items	251	(5)	—	—	—	—	—	—
Other Non-Operating Items	24	261	341	558	522	447	358	259
Depreciation and Amortization	968	874	810	741	744	725	772	816
Aircraft Rent	612	533	396	504	520	511	503	497

EBITDAR	$220	$553	$904	$2,161	$2,629	$2,896	$2,970	$3,089

2. CASM to CASM Ex-Fuel, UAFC and Special Items

	2003		2004		2005		2006		2007		2008		2009		2010
Operating Expenses		$16,288		$17,245		$17,441		$16,867		$17,071		$17,238		$17,595		$17,970
Less: Regional affiliates		1,921		2,425		2,792		2,654		2,674		2,704		2,736		2,759

Mainline operating expense		$14,367		$14,820		$14,649		$14,213		$14,397		$14,534		$14,859		$15,211
Total ASMs		136,630		145,361		140,293		141,354		141,354		141,735		141,354		141,354

GAAP Mainline operating expense per asm	¢	10.52	¢	10.20	¢	10.44	¢	10.05	¢	10.19	¢	10.25	¢	10.51	¢	10.76
Less: UAFC operating expense per asm		0.53		0.30		0.21		0.11		0.10		0.10		0.10		0.10

Mainline CASM exluding UAFC		9.99		9.90		10.23		9.94		10.09		10.15		10.41		10.66
Less: Fuel expense per asm		1.52		2.03		2.78		2.41		2.41		2.40		2.40		2.40

Mainline CASM exluding UAFC, fuel		8.47		7.87		7.45		7.53		7.68		7.75		8.01		8.26
Less: Special charges per asm		0.02		—		—		—		—		—		—		—

Mainline CASM exluding UAFC, fuel and special charges	¢	8.45	¢	7.87	¢	7.45	¢	7.53	¢	7.68	¢	7.75	¢	8.01	¢	8.26

3. GAAP Operating Income/(Loss) Including Special Items to Operating Income / (Loss) before Special Items

	2003	2004	2005	2006	2007	2008	2009	2010
GAAP Operating Income / (Loss) Including Special Items	$(1,360)	$(854)	$(311)	$916	$1,365	$1,660	$1,695	$1,776
Operating Special Items	26	—	—	—	—	—	—	—

Operating Income / (Loss) Before Special Items	$(1,334)	$(854)	$(311)	$916	$1,365	$1,660	$1,695	$1,776

Fuel Sensitivity
1. Net Income/(Loss) to EBITDAR

	2003	2004	2005	2006	2007	2008	2009	2010
GAAP Net Income / (Loss)	$(2,808)	$(1,721)	$(5,262)	$11,257	$305	$539	$618	$732
Adjusted for:
Income Tax Provision	—	—	—	—	203	343	390	458
Reorganization Items, net	1,173	611	4,619	(11,273)	—	—	—	—
Special Items	251	(5)	—	—	—	—	—	—
Other Non-Operating Items	24	261	341	567	550	491	419	337
Depreciation and Amortization	968	874	810	741	744	725	772	816
Aircraft Rent	612	533	396	504	520	511	503	497

EBITDAR	$220	$553	$904	$1,796	$2,322	$2,609	$2,702	$2,840

2. CASM to CASM Ex-Fuel, UAFC and Special Items

	2003		2004		2005		2006		2007		2008		2009		2010
Operating Expenses		$16,288		$17,245		$17,441		$18,080		$18,249		$18,416		$18,771		$19,144
Less: Regional affiliates		1,921		2,425		2,792		2,868		2,888		2,918		2,949		2,972

Mainline operating expense		$14,367		$14,820		$14,649		$15,212		$15,361		$15,498		$15,822		$16,172
Total ASMs		136,630		145,361		140,293		141,354		141,354		141,735		141,354		141,354

GAAP Mainline operating expense per asm	¢	10.52	¢	10.20	¢	10.44	¢	10.76	¢	10.87	¢	10.93	¢	11.19	¢	11.44
Less: UAFC operating expense per asm		0.53		0.30		0.21		0.11		0.10		0.10		0.10		0.10

Mainline CASM exluding UAFC		9.99		9.90		10.23		10.65		10.77		10.83		11.09		11.34
Less: Fuel expense per asm		1.52		2.03		2.78		3.12		3.11		3.10		3.10		3.10

Mainline CASM exluding UAFC, fuel		8.47		7.87		7.45		7.53		7.66		7.73		7.99		8.24
Less: Special charges per asm		0.02		—		—		—		—		—		—		—

Mainline CASM exluding UAFC, fuel and special charges	¢	8.45	¢	7.87	¢	7.45	¢	7.53	¢	7.66	¢	7.73	¢	7.99	¢	8.24

3. GAAP Operating Income/(Loss) Including Special Items to Operating Income / (Loss) before Special Items

	2003	2004	2005	2006	2007	2008	2009	2010
GAAP Operating Income/(Loss) Including Special Items	$(1,360)	$(854)	$(311)	$551	$1,058	$1,373	$1,427	$1,527
Operating Special Items	26	—	—	—	—	—	—	—

Operating Income/(Loss) Before Special Items	$(1,334)	$(854)	$(311)	$551	$1,058	$1,373	$1,427	$1,527

Collateral Overview: Up to $3,000 Million Senior Secured Credit Facility*

$ Millions
96 Unencumbered Aircraft	$1,324
1997-1 EETC Aircraft*	411
Spare Parts and Engines	911
International Route Authorities	2,407
Unrestricted Cash at Exit	3,045
Other Assets**	654

Total Collateral Including Cash	$8,752

The Collateral is appraised on a current market value (“CMV”) basis. CMV is defined as the appraiser’s opinion of the most likely trading price that will result in an open and unrestricted market for an individual asset, and is not the equivalent of liquidation value.
* The Facility will consist of a $300 million revolving credit facility and an up to $2,700 million term loan. See Summary of Terms and Conditions also filed as part of this Form 8-K for additional details.
** Other assets include ground equipment, domestic slots, Mileage Plus customer list, eligible accounts receivable, world headquarters complex, and Denver training center including most simulators.

Aircraft Collateral
96 Unencumbered Aircraft

	US Registration
Model	Number	Vintage
A319-100	N843UA	2001
A320-200	N479UA	2001
A320-200	N480UA	2001
B737-300	N301UA	1986
B737-300	N302UA	1986
B737-300	N303UA	1986
B737-300	N304UA	1987
B737-300	N305UA	1987
B737-300	N306UA	1987
B737-300	N307UA	1987
B737-300	N308UA	1987
B737-300	N309UA	1987
B737-300	N310UA	1987
B737-300	N312UA	1987
B737-500	N902UA	1990
B737-500	N903UA	1990
B737-500	N904UA	1990
B737-500	N905UA	1991
B737-500	N906UA	1991
B737-500	N907UA	1991
B737-500	N910UA	1991
B737-500	N912UA	1991
B737-500	N913UA	1991
B737-500	N918UA	1991
B737-500	N919UA	1991
B737-500	N922UA	1992
B737-500	N923UA	1992
B737-500	N924UA	1992
B737-500	N927UA	1992
B737-500	N928UA	1992
B737-500	N929UA	1992
B737-500	N930UA	1992
B737-500	N932UA	1992
B737-500	N933UA	1992
B737-500	N934UA	1992
B737-500	N935UA	1992
B737-500	N936UA	1992
B737-500	N937UA	1992
B737-500	N938UA	1992
B737-500	N941UA	1992
B737-500	N942UA	1992
B747-400	N182UA	1991
B747-400	N187UA	1992
B747-400	N107UA	1998
B747-400	N104UA	1998
B747-400	N116UA	1998
B747-400	N198UA	1997
B747-400	N199UA	1997
B767-200	N603UA	1983
B767-200	N608UA	1982
B767-200	N609UA	1982
B767-200	N613UA	1983
B767-200	N615UA	1983
B767-200	N617UA	1983
B767-200	N618UA	1983
B767-200	N619UA	1983
B767-200	N620UA	1983
B767-300ER	N649UA	1992
B767-300ER	N651UA	1992
B767-300ER	N652UA	1992
B767-300ER	N662UA	1993
B767-300ER	N663UA	1993
B767-300DR	N675UA	2000
B767-300DR	N676UA	2001
B777-200	N215UA	2000
B777-200ER	N206UA	1999
B777-200ER	N218UA	2001
B757-200	N502UA	1989
B757-200	N504UA	1989
B757-200	N506UA	1990
B757-200	N508UA	1990
B757-200	N510UA	1990
B757-200	N512UA	1990
B757-200	N514UA	1990
B757-200	N516UA	1990
B757-200	N518UA	1990
B757-200	N520UA	1990
B757-200	N522UA	1990
B757-200	N524UA	1990
B757-200	N526UA	1991
B757-200	N528UA	1991
B757-200	N529UA	1991
B757-200	N530UA	1991
B757-200	N535UA	1991
B757-200	N536UA	1991
B757-200	N537UA	1991
B757-200	N545UA	1991
B757-200	N546UA	1991
B757-200	N576UA	1993
B757-200	N579UA	1993
B757-200	N580UA	1993
B757-200	N581UA	1993
B757-200	N582UA	1993
B757-200	N586UA	1993
B757-200	N587UA	1993
B757-200	N588UA	1993

1997-1 EETC Aircraft

B747-400	N193UA	1996
B747-400	N194UA	1996
B777-200	N776UA	1996
B777-200	N778UA	1996
B777-200	N780UA	1996
B777-200ER	N786UA	1997
A320-200	N433UA	1996
A320-200	N434UA	1996
A320-200	N435UA	1996
A320-200	N436UA	1996
B737-300	N202UA	1990
B737-300	N203UA	1990
B737-300	N398UA	1990
B737-300	N399UA	1990

United Restructured Flying While Maintaining Network Strength

United Fleet Count

807
745
29%
51%
20%
39%
46%
15%
UAX
Narrow
Wide
2002
G6

Strength maintained in hub cities:

	United Departure Share	United Cities Served
Chicago O'Hare	49%	130
Denver	55	96
Los Angeles	30	49
San Francisco	58	61
Washington Dulles	49	79

2002 G6 Wide 161 112 Narrow 412 343 UAX 234 291 United Departure Cities Share Served Chicago O'Hare 49% 130 Denver 55 96 Los Angeles 30 49 San Francisco 58 61 Washington Dulles 49 79 United Restructured Flying While Maintaining Network Strength UAX Wide Narrow United Fleet Count UA B/(W) THAN #2 CARRIER Share Cities Chicago O'Hare +10 +14 Denver +36 +44 Los Angeles +11 +17 San Francisco +48 +52 Washington Dulles +20 +36 Strength maintained in hub cities: 807 745